Exhibit 99.1

LogMeIn Announces Fourth Quarter and Fiscal Year 2013 Results

Reports Annual Revenue of $166.3 Million; Q4 Revenue of $45.2 Million;

Total Deferred Revenue of $85.2 Million, 22 percent increase from prior year

Boston, February 13, 2014 – LogMeIn, Inc. (NASDAQ: LOGM), a leading provider of cloud based connectivity and collaboration services, today announced its results for the fourth quarter and fiscal year ended December 31, 2013.

For the fourth quarter of 2013, total revenue increased 22 percent to $45.2 million from $37.0 million reported in the fourth quarter of 2012.

Non-GAAP net income for the fourth quarter of 2013 was $3.9 million, or $0.16 per diluted share. Non-GAAP net income excludes $4.8 million in stock compensation expense, $738,000 in patent litigation related expense and $613,000 in acquisition related costs and amortization. This compares to non-GAAP net income of $6.0 million, or $0.24 per diluted share, reported in the fourth quarter of 2012.

GAAP net loss for the fourth quarter of 2013 was $459,000, or $0.02 per diluted share, as compared to GAAP net income of $2.2 million, or $0.09 per diluted share, reported in the fourth quarter of 2012.

For fiscal year 2013, revenue increased 20 percent to $166.3 million from $138.8 million in 2012.

Non-GAAP net income for fiscal year 2013 was $13.9 million, or $0.55 per diluted share, as compared to $18.4 million, or $0.72 per diluted share, reported in fiscal year 2012. Non-GAAP net income excludes $19.7 million in stock compensation expense, $7.5 million in patent litigation related expense and $3.5 million in acquisition related costs and amortization.

GAAP net loss for fiscal year 2013 was $7.7 million, or $0.32 per diluted share, as compared to GAAP net income of $3.6 million, or $0.14 per diluted share, reported in fiscal year 2012.

Non-GAAP cash flow from operations for the fourth quarter of 2013 was $12.8 million, or 28 percent of revenue. The Company closed the quarter with cash, cash equivalents and short-term investments of $189.6 million. During the quarter, the Company spent $10.2 million to repurchase approximately 320,000 shares under its share repurchase program. Additionally, the Company reported total deferred revenue of $85.2 million, an increase of 22 percent from the $69.6 million reported in the fourth quarter of 2012.

A reconciliation of the comparable GAAP financial measures to non-GAAP measures used above is included in the attached tables.

“We’re happy to report another very good quarter and a very strong year with results that exceeded the high-end of our guidance, and helped us to deliver 20 percent year-over-year revenue growth,” said Michael Simon, CEO of LogMeIn. “Growth in our collaboration business was especially strong, as join.me, in particular, delivered another quarter of triple digit year-over-year revenue growth.”

“We know that the demand for universal connectivity is growing exponentially as more and more business and IT professionals want to collaborate and connect with an ever growing array of Internet enabled products around them. During the year, we invested to expand the capabilities of our proven Gravity platform in order to position LogMeIn to address the needs of our customers today, and help them take advantage of tomorrow’s next wave of connectivity opportunities.”

Simon continued, “As we look ahead to 2014, we believe sustained growth will be driven by a continued focus on helping people connect to each other across multiple devices and locations, helping IT departments manage and secure the growing numbers and types of devices and applications in the workplace, and enabling companies to transform the ways they are able to directly connect and interact with both their customers and the products they sell.”

Business Outlook

Based on information available as of February 13, 2014, LogMeIn is issuing guidance for the first quarter 2014 and fiscal year 2014.

First Quarter 2014: The Company expects first quarter revenue to be in the range of $46.8 million to $47.3 million.

Adjusted EBITDA is expected to be in the range of $9.5 million to $10.0 million representing an adjusted EBITDA margin of 21 percent, at the midpoint.

Non-GAAP net income is expected to be in the range of $5.0 million to $5.3 million, or $0.20 to $0.21 per diluted share. Non-GAAP net income excludes an estimated $5.8 million of stock compensation expense, $400,000 in patent litigation related expense, and $1.1 million in acquisition related costs and amortization.

Non-GAAP net income for the first quarter assumes an effective tax rate of approximately 36 percent. Non-GAAP net income per diluted share for the first quarter of 2014 is based on an estimated 25.0 million fully-diluted weighted average shares outstanding.

Including stock compensation expense, patent litigation related expense, and acquisition related costs and amortization, we expect to report a GAAP net income in the range of $300,000 to $600,000, or $0.01 to $0.02 per share.

The GAAP net income for the first quarter assumes an effective tax rate of approximately 43 percent. GAAP net income per share for the first quarter of 2014 is based on an estimated 25.0 million weighted average shares outstanding.

Fiscal year 2014: The Company expects full year 2014 revenue to be in the range of $198.0 million to $202.0 million.

Adjusted EBITDA is expected to be in the range of $41.0 million to $45.0 million, representing an adjusted EBITDA margin of 22 percent, at the midpoint.

Non-GAAP net income is expected to be in the range of $21.5 million to $24.0 million, or $0.86 to $0.96 per diluted share. Non-GAAP net income excludes an estimated $23.3 million in stock compensation expense, $2.2 million in patent litigation related expense, and $5.1 million in acquisition related costs and amortization.

Non-GAAP net income for the full fiscal year 2014 assumes an effective tax rate of approximately 36 percent. Non-GAAP net income per diluted share for 2014 is based on an estimated 25.0 million fully-diluted weighted average shares outstanding.

Including stock compensation expense, patent litigation related expense, and acquisition related costs and amortization, we expect to report a GAAP net income in the range of $1.7 million to $3.9 million, or $0.07 to $0.16 per share.

The GAAP net income for the full year assumes an effective tax rate of 43 percent. GAAP net income per share for 2014 is based on an estimated 25.0 million weighted average shares outstanding.

Conference Call Information for Today, Thursday, February 13, 2014

The Company will host a corresponding conference call and live webcast at 5:00 p.m. Eastern Time today. To access the conference call, dial 877-941-9205 (for the U.S. and Canada) or 480-629-9771 (for international callers). A live webcast will be available on the Investor Relations section of the Company’s corporate website at www.LogMeIn.com and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 7:00 p.m. Eastern Time on February 13, 2014 until 11:59 p.m. Eastern Time on February 27, 2014, by dialing 800-406-7325 (for the U.S. and Canada) or 303-590-3030 (for international callers) and entering passcode 4664143#.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures including adjusted EBITDA, adjusted EBITDA margin, non-GAAP operating income, non-GAAP income before provision for income taxes, non-GAAP provision for income taxes, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP cash flow from operations.

Adjusted EBITDA is GAAP net income (loss) excluding benefit from (provision for) income taxes, interest income, net, other expense, depreciation and amortization, acquisition related costs, stock-based compensation, and patent litigation related expense. Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by revenue. Non-GAAP operating income excludes acquisition related costs and amortization, stock compensation expense, and patent litigation related expense. Non-GAAP provision for income taxes excludes the tax impact of acquisition related costs and amortization, stock compensation expense, and patent litigation related expense. Non-GAAP net income and non-GAAP net income per diluted share exclude acquisition related costs and amortization, stock compensation expense, and patent litigation related expense. Non-GAAP cash flow from operations excludes payments and receipts related to patent litigation related costs, and acquisition related payments.

The exclusion of certain expenses in the calculation of non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. We anticipate excluding these expenses in the future presentation of our non-GAAP financial measures. The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors. The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included in this release.

About LogMeIn, Inc.

LogMeIn (Nasdaq:LOGM) transforms the way people work and live through secure connections to the computers, devices, data, and people that make up their digital world. The Company’s cloud services free millions of people to work from anywhere, empower IT professionals to securely embrace the modern cloud-centric workplace, give companies new ways to reach and support today’s connected customer, and help businesses bring the next generation of connected products to market.

LogMeIn is headquartered in Boston’s Innovation District with offices in Australia, Hungary, India, Ireland, and the UK.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the popularity, value and effectiveness of the Company’s products and services, continued investment in the Company’s technology, the success of and demand for the Company’s new and existing products and services, the Company’s investment in new products and markets, potential market sizes, potential market growth, and the Company’s financial guidance for fiscal year 2014 and the first quarter of 2014. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, dependence on the remote support and software market, customer adoption of the Company’s solutions, the Company’s ability to attract new customers and retain existing customers, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the Company operates, intellectual property litigation, the Company’s ability to continue to promote and maintain its brand in a cost-effective manner, the Company’s ability to compete effectively, the Company’s ability to develop and introduce new products and add-ons or enhancements to existing products, the Company’s ability to manage growth, the Company’s ability to attract and retain key personnel, the Company’s ability to protect its intellectual property and other proprietary rights, the result of any pending litigation, and other risks detailed in the Company’s other publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

LogMeIn, LogMeIn Central, LogMeIn Pro, LogMeIn Rescue, join.me, Cubby, AppGuru, Xively and BoldChat are trademarks or registered trademarks of LogMeIn in the US and other countries around the world.

Contact Information:

Investors

Rob Bradley

LogMeIn, Inc.

781-897-1301

rbradley@LogMeIn.com

Press

Craig VerColen

LogMeIn, Inc.

781-897-0696

Press@LogMeIn.com

LogMeIn, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(In thousands)

	December 31, 2012	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$111,932	$89,257
Marketable securities	100,161	100,299
Accounts receivable, net	13,231	12,957
Prepaid expenses and other current assets	3,620	6,531
Deferred income taxes	3,214	3,053

Total current assets	232,158	212,097
Property and equipment, net	6,576	13,198
Restricted cash	3,807	3,902
Intangibles, net	6,368	16,886
Goodwill	18,883	18,712
Other assets	1,550	5,348
Deferred income taxes	10,196	9,470

Total assets	$279,538	$279,613

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$7,773	$6,390
Accrued liabilities	16,657	20,110
Deferred revenue, current portion	65,875	82,496

Total current liabilities	90,305	108,996
Deferred revenue, net of current portion	3,774	2,667
Other long-term liabilities	822	611

Total liabilities	94,901	112,274

Commitments and contingencies
Preferred stock	—	—
Equity:
Common stock	248	254
Additional paid-in capital	178,546	200,235
Retained earnings (accumulated deficit)	6,243	(1,439)
Accumulated other comprehensive loss	(400)	(1,186)
Treasury stock	—	(30,525)

Total equity	184,637	167,339

Total liabilities and equity	$279,538	$279,613

LogMeIn, Inc.

Condensed Consolidated Statements of Operations (unaudited)

(In thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2013	2012	2013
Revenue	$36,984	$45,181	$138,837	$166,258
Cost of revenue	3,975	4,946	14,504	18,816

Gross profit	33,009	40,235	124,333	147,442

Operating expenses
Research and development	6,657	7,021	26,361	29,023
Sales and marketing	18,523	23,332	70,058	88,794
General and administrative	6,649	6,584	21,338	29,181
Legal settlements	—	500	—	1,688
Amortization of acquired intangibles	146	162	565	682

Total operating expenses	31,975	37,599	118,322	149,368

Income (loss) from operations	1,034	2,636	6,011	(1,926)
Interest income, net	210	110	887	547
Other expense	(131)	(402)	(641)	(89)

Income (loss) before income taxes	1,113	2,344	6,257	(1,468)
Benefit from (provision for) income taxes	1,083	(2,803)	(2,691)	(6,214)

Net income (loss)	$2,196	$(459)	$3,566	$(7,682)

Net income (loss) per share:
basic	$0.09	$(0.02)	$0.14	$(0.32)
diluted	$0.09	$(0.02)	$0.14	$(0.32)
Weighted average shares outstanding:
basic	24,806,471	24,194,719	24,711,242	24,350,913
diluted	25,292,822	24,194,719	25,356,305	24,350,913

Calculation of Non-GAAP Operating Income, Non-GAAP Net Income and Non-GAAP Net Income per share (unaudited) (In thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2013	2012	2013
GAAP Income (loss) from operations	$1,034	$2,636	$6,011	$(1,926)

Add Back:
Stock-based compensation expense	4,385	4,819	14,792	19,714
Patent litigation related expenses	1,114	738	1,470	7,476
Acquisition related costs and amortization	1,133	613	5,450	3,537

Non-GAAP Operating income	7,666	8,806	27,723	28,801

Other income (expense), net	79	(292)	246	458

Non-GAAP Income before provision for income taxes	7,745	8,514	27,969	29,259

Non-GAAP Provision for income taxes	(1,756)	(4,567)	(9,613)	(15,408)

Non-GAAP Net income	$5,989	$3,947	$18,356	$13,851

Non-GAAP Diluted net income per share:	$0.24	$0.16	$0.72	$0.55
Diluted weighted average shares outstanding used in computing per share amounts:	25,292,822	25,018,600	25,356,305	25,018,758

Stock-Based Compensation Expense (In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2013	2012	2013
Stock-based compensation expense:
Cost of revenue	$135	$164	$484	$706
Research and development	825	864	2,826	3,761
Sales and marketing	1,592	1,421	4,962	7,242
General and administrative	1,833	2,370	6,520	8,005

Total stock based-compensation	$4,385	$4,819	$14,792	$19,714

LogMeIn, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2013	2012	2013
Cash flows from operating activities
Net income (loss)	$2,196	$(459)	$3,566	$(7,682)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,665	2,052	6,112	7,704
Amortization of premiums on investments	22	59	54	198
Provision for bad debts	22	44	100	116
(Benefit from) provision for deferred income taxes	(5,682)	705	(7,465)	909
Stock-based compensation	4,385	4,819	14,792	19,714
Changes in assets and liabilities:
Accounts receivable	(2,666)	(1,539)	(4,471)	302
Prepaid expenses and other current assets	(179)	2,021	(1,070)	(2,986)
Other assets	(1,307)	(1,694)	(1,308)	(3,764)
Accounts payable	1,550	(52)	1,552	(2,233)
Accrued liabilities	1,529	2,365	5,853	3,457
Deferred revenue	4,355	3,870	10,960	14,493
Other long-term liabilities	180	18	(418)	(208)

Net cash provided by operating activities	6,070	12,209	28,257	30,020

Cash flows from investing activities
Purchases of marketable securities	(14,986)	(24,996)	(135,085)	(90,376)
Proceeds from sale or disposal of marketable securities	15,000	25,000	130,000	90,000
Purchases of property and equipment	(1,090)	(1,279)	(5,277)	(10,938)
Intangible asset additions	(260)	(11,942)	(1,049)	(13,061)
Cash paid for acquisition, net of cash acquired	—	—	(14,831)	—
(Increase) decrease in restricted cash and deposits	—	(118)	(3,558)	7

Net cash used in investing activities	(1,336)	(13,335)	(29,800)	(24,368)

Cash flows from financing activities
Proceeds from issuance of common stock upon option exercises	87	1,268	2,682	3,798
Income tax benefit from the exercise of stock options	1,991	(626)	6,635	17
Payment of contingent consideration	—	—	(89)	(104)
Common stock withheld to satisfy income tax withholdings for restricted stock unit vesting	—	(288)	—	(1,834)
Purchase of treasury stock	—	(10,233)	—	(30,525)

Net cash provided by (used in) financing activities	2,078	(9,879)	9,228	(28,648)

Effect of exchange rate changes on cash and cash equivalents and restricted cash	117	1,278	643	321

Net increase (decrease) in cash and cash equivalents	6,929	(9,727)	8,328	(22,675)
Cash and cash equivalents, beginning of period	105,003	98,984	103,604	111,932

Cash and cash equivalents, end of period	$111,932	$89,257	$111,932	$89,257

Calculation of Non-GAAP Cash Flows from Operating Activities (unaudited) (In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2013	2012	2013
GAAP Cash flows from operating activities	$6,070	$12,209	$28,257	$30,020

Add Back:
Patent litigation related payments	89	568	399	8,390
Acquisition related payments	28	61	1,969	3,934

Non-GAAP Cash flows from operating activities	$6,187	$12,838	$30,625	$42,344